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                                                                     Exhibit 4.5


    [FORM OF GLOBAL BOND FOR 9.479% SERIES B-1 SENIOR SECURED BOND DUE 2024]




                        NRG SOUTH CENTRAL GENERATING LLC
                 9.479% Senior Secured Series B-1 Bonds Due 2024



           UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

           TRANSFERS OF THIS GLOBAL BOND SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL BOND SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE.

                                                   CUSIP Number: 62937MAF6
                                                    ISIN Number: US62937MAF68



Principal Amount:                           $

Maturity Date:                              September 15, 2024

Issue Date:                                 [__________], 2001

Interest Rate:                              9.479%

Registered Holder:                          Cede & Co.


           NRG SOUTH CENTRAL GENERATING LLC, a Delaware limited liability company (the "Issuer," which term includes any successor or assign under the Indenture referred to below), for value received hereby promises to pay to Cede & Co., or its registered assigns, on each date (each a "Payment Date") the principal sum corresponding to such Payment Date set forth on Schedule I of the Indenture, or on such earlier date as the entire principal hereof may become due in accordance with the provisions of the Indenture, and to pay interest in arrears on each March 15 and September 15 (each an "Interest Payment Date"), commencing September 15, 2000, on said principal sum at the rate of 9.479% per annum. Interest shall accrue from and


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including the most recent date to which interest has been paid or duly provided for, from September 15th, 2000 until payment of said principal sum has been made or duly provided for. The interest payable on any such Interest Payment Date will, subject to certain conditions set forth herein, be paid to the person in whose name this Bond is registered at the end of the fifteenth day next preceding each Interest Payment Date. Such payments shall be made exclusively in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

           The statements in the legend set forth above, if any, are an integral part of the terms of this Bond and by acceptance hereof the holder of this Bond agrees to be subject to and bound by the terms and provisions set forth in such legend, if any.

           REFERENCE IS MADE TO THE FURTHER PROVISIONS SET FORTH UNDER THE TERMS AND CONDITIONS OF THE BONDS ENDORSED ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

           Unless the certificate of authentication hereon has been executed by the Bond Trustee referred to on the reverse hereof by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid for any purpose.

           IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

Dated:  ___________, 2001


                                   NRG SOUTH CENTRAL GENERATING LLC




                                   By:
                                          -------------------------------------
                                            Name:
                                            Title:

           This is one of the Bonds described in the within-mentioned Indenture.


                                   THE CHASE MANHATTAN BANK
                                   as Bond Trustee




                                   By:
                                          -------------------------------------
                                            Authorized Signatory


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                          TERMS AND CONDITIONS OF BONDS


Principal Amount:                           $

Interest Rate:                              9.479%

Payment Dates:                              March 15 and September 15
                                            (commencing September 15, 2000)

Minimum Denominations:                      US$100,000 and integral multiples of
                                            $1,000 in excess thereof.

Other Terms:


           1. General. This Bond is one of a duly authorized issue of debt securities (the "Bonds") of NRG SOUTH CENTRAL GENERATING LLC (the "the Issuer") issued pursuant to an Indenture (the "Indenture") dated as of March 30, 2000, between the Issuer and THE CHASE MANHATTAN BANK, as Bond Trustee. All capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in Appendix A of the Indenture. The Holders of the Bonds will be entitled to the benefits of, be bound by and be deemed to have notice of, all of the provisions of the Indenture. A copy of the Indenture is on file and may be inspected at the Corporate Trust Office of the Bond Trustee in The City of New York, at the offices of the paying agents listed at the foot of this Bond and at the principal office of the Issuer set forth in Section 18 hereto.

           2. Payments and Paying Agencies. (a) All payments on this Bond shall be made exclusively in immediately available funds and in such coin or currency of the United States of America which, at the time of payment, is legal tender for the payment of public and private debts.

           (b) The Person in whose name any Bond is registered at the close of business on any Regular Record Date immediately preceding any Payment Date shall be entitled to receive the principal, premium (if any) and/or interest payable on such Payment Date notwithstanding the cancellation of such Bond upon any transfer or exchange thereof subsequent to such Regular Record Date and prior to such Payment Date; provided, however, that if and to the extent there is a default in the payment of the principal, premium (if any) and/or interest due with respect to any Bond on such Payment Date, such defaulted principal, premium (if any) and/or interest shall be paid to the Holder in whose names Outstanding Bonds are registered at the close of business on a subsequent date (each such date, a "Special Record Date") determined by the Bond Trustee as provided in Section 2.4 of the Indenture.

           (c) If any date for the payment of principal of, premium (if any) or interest on the Bond is not a Business Day, such payment shall be due on the first Business Day thereafter. Any payment made on such next succeeding Business Day shall have the same force and effect as if made on the date on which such payment is due, and no interest shall accrue for the period after such date.

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           (d)        Interest shall be calculated on the basis of a 360-day
year of twelve 30-day months.

           3.         Amendments and Supplements to Indenture.

           (a)        Without Consent of Holders.

           Subject to the Intercreditor Agreement, the Indenture may be amended or supplemented by the Issuer and the Bond Trustee at any time and from time to time, without the consent of the Holders by a Supplemental Indenture authorized by a resolution of the Management Committee of the Issuer filed with, and in form satisfactory to, the Bond Trustee, solely for one or more of the following purposes:

           (i) to add additional covenants of the Issuer or any of the other obligors on the Bonds, to surrender any right or power herein conferred upon the Issuer or any of the other obligors on the Bonds or to confer upon the Holders any additional rights, remedies, benefits, powers or authorities that may lawfully be conferred;

           (ii) to increase the assets securing the Issuer's obligations under the Indenture;

           (iii) to provide for the issuance of Additional Bonds on the conditions set forth in Section 2.3 of the Indenture;

           (iv) for any purpose not inconsistent with the terms of the Indenture to cure any ambiguity or to correct or supplement any provision contained herein or in any Supplemental Indenture which may be defective or inconsistent with any other provision contained herein or in any Supplemental Indenture;

           (v) in connection with, and to reflect, any amendments to the provisions hereof required by the Rating Agencies in circumstances where confirmation of the Ratings are required under the Indenture in connection with the issuance of Additional Bonds or the taking of other actions by the Issuer; provided, however, that such amendments are not, in the judgment of the Bond Trustee, to the prejudice of the Bond Trustee or the Holders;

           (vi) to provide for the issuance of Exchange Bonds and Private Exchange Bonds, as contemplated by the Registration Rights Agreement or similar exchange bonds in respect of Additional Bonds;

           (vii) to evidence the succession of another Person to the Issuer or any other obligor on the Bonds as permitted by the terms of the Finance Documents, and the assumption by any such successor of the covenants of the Issuer or such obligor contained herein and in the Bonds;

           (viii) to evidence and provide for the acceptance of appointment of a successor Bond Trustee under the Indenture;

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           (ix)       to mortgage, pledge, hypothecate or grant a security
      interest in favor of the Bond Trustee for the benefit of the Holders as additional security for the payment and performance of the Issuer's obligations under the Indenture; or

           (x) to comply with any requirements of the Commission or the Trust Indenture Act in order to effect and maintain the qualification of the Indenture under the Trust Indenture Act.

           (b)        With Consent of Holders.

           Subject to the Intercreditor Agreement, the Indenture may be amended or supplemented by the Issuer and the Bond Trustee at any time and from time to time, with the consent of the Majority Holders, for the purpose of adding any mutually agreeable provisions to or changing in any manner or eliminating any of the provisions of, the Indenture, except with respect to (a) the principal, premium (if any) or interest payable upon any Bonds, (b) the dates on which interest on or principal of any Bonds is paid, (c) the dates of maturity of any Bonds and (d) Article 8 of the Indenture. Subject to the Intercreditor Agreement, the matters of the Indenture described in clauses (a) through (d) of the preceding sentence may be amended or supplemented by the Issuer and the Bond Trustee at any time and from time to time only with the consent of the One Hundred Percent Holders. Notice of any such amendment shall be given by the Issuer to any Rating Agency then maintaining a Rating for the Bonds.

           4. Mutilated, Lost, Destroyed or Stolen Bonds. (a) If any Bond shall become mutilated, the Issuer shall execute, and the Bond Trustee shall authenticate and deliver, a new Bond of like tenor, maturity and denomination in exchange and substitution for the Bond so mutilated, but only upon surrender to the Bond Trustee of such mutilated Bond for cancellation, and the Issuer or the Bond Trustee may require reasonable indemnity therefor. If any Bond shall be reported lost, stolen or destroyed, evidence as to the ownership and the loss, theft or destruction thereof shall be submitted to the Bond Trustee. If such evidence shall be satisfactory to both the Bond Trustee and the Issuer and indemnity satisfactory to both shall be given, the Issuer shall execute, and thereupon the Bond Trustee shall authenticate and deliver, a new Bond of like tenor, maturity and denomination. The cost of providing any substitute Bond under the provisions of Section 2.10 of the Indenture shall be borne by the Holder for whose benefit such substitute Bond is provided. If any such mutilated, lost, stolen or destroyed Bond shall have matured or be about to mature, the Issuer may, with the consent of the Bond Trustee, pay to the Holder thereof the principal amount of such Bond upon the maturity thereof and compliance with the aforesaid conditions by such Holder, without the issuance of a substitute Bond therefor, and likewise pay to the Holder the amount of the unpaid interest, if any, which would have been paid on a substitute Bond had one been issued.

           (b) Every substitute Bond issued pursuant to Section 2.10 of the Indenture shall constitute an additional contractual obligation of the Issuer, whether or not the Bond alleged to have been mutilated, destroyed, lost or stolen shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionally with any and all other Bonds duly issued hereunder.

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           (c)        All Bonds shall be held and owned upon the express
condition that the foregoing provisions are, to the extent permitted by Applicable Law, exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude any and all other rights and remedies with respect thereto.

           5. Bond Trustee. For a description of the duties and the immunities and rights of the Bond Trustee under the Indenture, reference is made to the Indenture, and the obligations of the Bond Trustee to the Holder hereof are subject to such immunities and rights.

           6. Paying Agents; Authenticating Agents; Registrars. The Issuer has initially appointed the Bond Trustee as Paying Agent, Authenticating Agent and Registrar. The Issuer may, subject to the terms of the Indenture, at any time appoint additional or other paying agents, authenticating agents and registrars and terminate the appointment thereof, provided, that while the Bonds are Outstanding, the Issuer will maintain offices or agencies for payment of principal of and interest on this Bond as herein provided in the Borough of Manhattan, The City of New York. Notice of any such termination or appointment and of any change in the office through which any paying agent, authenticating agent or registrar will act will be promptly given in the manner described in
Section 8 hereof.

           7. Enforcement. (a) Subject to the Intercreditor Agreement and the other provisions of Article 5 of the Indenture, a Holder shall not have the right to institute any suit, action or proceeding at law or in equity or otherwise for the appointment of a receiver or for the enforcement of any other remedy under or upon this Indenture, unless:

           (i) such Holder shall have previously given written notice to the Bond Trustee of a continuing Event of Default;

           (ii) Holders representing the percentage of aggregate principal amount of Outstanding Bonds needed to initiate the exercise of remedies shall have requested the Bond Trustee in writing to institute such suit, action or proceeding;

           (iii) the Bond Trustee shall have refused or neglected to institute any such suit, action or proceeding for sixty (60) days after receipt of such notice by the Bond Trustee; and

           (iv) no direction inconsistent with such written request has been given to the Bond Trustee during such sixty (60) day period by the Majority Holders.

           (b) Subject to the Intercreditor Agreement, it is understood and intended that one or more of the Holders shall not have any right in any manner whatsoever hereunder or under the Bonds to (i) surrender, impair, waive, affect, disturb or prejudice the Lien of the Security Documents on any property subject thereto or the rights of any other Holders, (ii) obtain or seek to obtain priority or preference over any other Holders or (iii) enforce any right under the Indenture, except in the manner provided herein or in the Indenture and for the equal, ratable and common benefit of all of the Holders.

           8. Notices. Notices will be mailed to Holders at their registered addresses. Notice sent by first class mail, postage prepaid, shall be deemed to have been given on the date

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of such mailing. In addition, the Issuer will cause all such other publications of such notices as may be required from time to time by Applicable Law.

           9. Redemption at the Option of the Issuer. The Bonds are, under certain conditions, subject to redemption at the option of the Issuer as set forth in Section 3.1 of the Indenture.

           10. Redemption at the Option of the Holders. The Bonds are, under certain conditions, subject to redemption at the option of the Holders as set forth in Section 3.1 of the Indenture.

           11. Mandatory Redemption. The Bonds are subject to mandatory redemption under certain circumstances as set forth in Section 3.2 of the Indenture.

           12. Authentication. This Bond shall not be valid for any purpose until an Authorized Representative of the Bond Trustee manually signs the certificate of authentication hereon substantially in the form set forth at the end of the form of the Bond attached to the Indenture as Exhibit A.

           13. Governing Law. This Bond is a contract made under the laws of the State of New York of the United States and shall for all purposes be governed by and construed in accordance with the laws of such State without regard to the conflict of law rules thereof (other than Section 5-1401 of the New York General Obligations Law).

           14. Warranty by the Issuer. Subject to Section 1.2, the Issuer hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Bond, and to constitute the same a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, have been done and performed and have happened in due and strict compliance with all Applicable Laws.

           15. Bond Trustee Dealings with the Issuer. Subject to certain limitations imposed by the Act, the Bond Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Bonds and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Bond Trustee.

           16. No Recourse Against Others. A director, officer, employee, partner, affiliate, agent, servant or shareholder, as such, of the Issuer or the Bond Trustee shall not have any liability for any obligations of the Issuer under the Bonds or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. The Bonds shall be payable from, and recourse solely to, the Guarantees and the Collateral. By accepting a Bond, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Bonds.

           17. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Bonds and has directed the Bond Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such

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numbers either as printed on the Bonds or as contained in any notice of redemption and reliance may be placed only on the other identification number placed thereon. The Issuer will promptly notify the Bond Trustee of any change in the CUSIP numbers.

           18. Indentures. The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: NRG SOUTH CENTRAL GENERATING LLC at 901 Marquette Avenue, Suite 2300, Minneapolis, Minnesota 55402-3265, Attention: General Counsel, Telecopier No.:
(612) 373-5392.

           19. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (Tenants in Common), TEN ENT (Tenants by the Entireties), JT TEN (Joint Tenants with Rights of Survivorship and not as Tenants in Common), CUST (Custodian), and U/G/M/A (Uniform Gift to Minors Act).

           20. Descriptive Headings. The descriptive headings appearing in these Terms and Conditions are for convenience of reference only and shall not alter, limit or define the provisions thereof.

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